Exhibit 99.1
DAVE & BUSTER’S, INC. ENTERS INTO MEMORANDUM OF UNDERSTANDING TO SETTLE CLASS ACTION LAWSUIT
DALLAS — February 14, 2006 — Dave & Buster’s, Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, announced today that it entered into a Memorandum of Understanding setting forth the terms of a proposed settlement with the named plaintiff of a purported class action lawsuit filed on January 20, 2006 that opposed the Company’s planned merger with an affiliate of Wellspring Capital Management. The proposed settlement is conditioned upon the consummation of the merger, the execution of a definitive settlement agreement, and court approval. The settlement will extinguish all claims for any alleged violation of fiduciary duty, including all claims relating to the adequacy of disclosure, and all claims related to the value to be paid for the Company’s common stock in the proposed merger. In connection with the settlement, the Company has commenced the circulation to its stockholders of a supplement to the Company’s January 25, 2006 proxy statement. The supplement contains additional disclosures regarding the merger. The Company’s special meeting of stockholders to vote upon the merger will be held on February 28, 2006.
Celebrating over 23 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 46 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation is available on the company’s Website, www.daveandbusters.com .
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Dave & Buster’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report or Form 10-K for the most recently ended fiscal year.